Exhibit 10.13

LINE OF CREDIT NOTE

$2,034,773.00	Memphis, Tennessee	June 25, 2013

FOR VALUE RECEIVED, the undersigned, TransnetYX, Inc., a Tennessee corporation (the “Maker”), promises to pay to the order of Landmark Bank, a Tennessee banking corporation, with offices in Memphis, Shelby County, Tennessee, (“Lender”; Lender and any subsequent holder[s] hereof are hereinafter referred to collectively as “Holder”),  at the office of Lender at 1015 W. Poplar Avenue, Collierville, TN 38017, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of Two Million, Thirty-Four Thousand, Seven Hundred Seventy-Three and No/100 Dollars ($2,034,773.00), or such lesser amount as may be advanced here against, together with interest thereon or on so much thereof as is from time to time outstanding and unpaid, at the rates hereinafter set forth, in lawful money of the United States of America which shall at the time of payment be legal tender in payment of all debts and dues, public and private, such principal and interest to be paid in the following manner, to wit:

Equal monthly installments of Forty-Seven Thousand, Seven Hundred Eighty-Six And 70/100 Dollars ($47,786.70) will be due beginning on August 1, 2013, and on the first day of each month thereafter, until the outstanding principal balance of this Note with interest calculated at the rate of six percent (6.00%) per annum is paid in full, which shall be on or before July 1, 2017.

Interest shall be computed hereunder with respect to each day during the term of this Note by multiplying the outstanding principal balance hereunder at the close of business on that day (or on the most recent day on which Payee was open for business) by a daily interest factor, which daily interest factor shall be calculated by dividing the aforesaid interest per annum in effect on that day by 365.  Interest so computed shall accrue for each and every day (365 days per year, 366 days per leap year) on which any indebtedness remains outstanding hereunder, including the day on which funds are repaid unless repayment is credited prior to close of business.  Provided, however, that in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest allowed to be charged by any applicable law (the “Maximum Rate”).

Each installment shall, when paid, be applied first to the payment of accrued and unpaid interest and the balance thereof applied to principal.

This Note is issued pursuant to, and is the “Line of Credit Note” referred to in, the Loan and Security Agreement dated the date hereof (as the same may be amended from time to time, the “Loan Agreement”), between Borrower and Holder and is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith.  All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

The undersigned may borrow, repay and reborrow hereunder, in whole or in part, at any time on or before July 1, 2014, without prepayment penalty or premium, provided that at no time shall the maximum principal indebtedness hereunder exceed the maximum amounts permitted to be outstanding at any time as set forth in the Loan Agreement.

Time is of the essence of this Note. It is hereby expressly agreed that in the event that any payment of principal or interest stipulated above is not paid when due or in the event that any Event of Default shall occur under the Loan Agreement or should any default or event of default occur under any other instrument or document now or hereafter further evidencing, securing or otherwise relating to the indebtedness evidenced hereby; then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted shall bear interest thereafter until paid at the Maximum Rate, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

To the extent permitted by applicable law, Maker shall pay to Holder a late charge equal to five percent (5%) of any payment hereunder that is not received by Holder on or before the date which is fifteen (15) days after the date on which it is due, in order to cover the additional expenses incident to the handling and processing of delinquent payments.

In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any endorsers hereof agree to pay a reasonable attorney’s fee, all court and other costs, and the reasonable costs of any other collection efforts.

Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Holder in writing, the liability of Maker and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by (1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (3) the release of or resort to any person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

To the extent permitted by applicable law, Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any appraisement, exception and homestead now provided, or that may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

 Any renewal or extension hereof in whole or in part may provide for a rate of interest not exceeding the greater of (1) the Maximum Rate in effect as of the date of this Note, or (2) the Maximum Rate in effect at the time of such extension or renewal.

The indebtedness and other obligations evidenced by this Note are further evidenced and/or secured by (1) the Loan and Security Agreement; and (2) certain other instruments and documents as more particularly described in the Loan and Security Agreement.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that Federal law may be applicable to the determination of the Maximum Rate.

As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a Maker hereunder, then all references to “Maker” shall be deemed to refer equally to each of said persons, firms and/or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

IN WITNESS WHEREOF, Maker has caused this Line of Credit Note to be executed on the date first above written by its duly authorized officer.

Maker: TransnetYX, Inc.

By:	/s/ Robert J. Bean

Title:	President / CEO